1 RETIREMENT AGREEMENT AND RELEASE THIS RETIREMENT AGREEMENT AND RELEASE (the “Agreement”) is entered into as of April 11, 2022, by and between Columbus McKinnon Corporation, a New York corporation (the “Company”) and Kurt Wozniak (the “Executive”). RECITALS WHEREAS Executive is currently serving as the President, Industrial Products Group for the Company, WHEREAS Executive will announce that he intends to retire from his position on June 3, 2022, WHEREAS Executive desires to assist the Company in realizing an orderly transition and agrees to the restrictions on competition, solicitation, non-disparagement, and confidential information contained herein as consideration for this Agreement; and WHEREAS, in furtherance of the foregoing, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to the Executive’s continued employment with the Company and the conclusion of that employment (other than as specifically provided in this Agreement). NOW THEREFORE, in consideration of the covenants and mutual promises recited below and in particular the Covenants (as defined below) and Releases (as defined below), the parties agree as follows: 1. Retirement and Termination of Employment. (a) The Company shall employ, and Executive agrees to continue to be employed until June 3, 2022 (the “Retirement Date”). (b) Executive shall be paid his regular base salary at the rate as in effect on the date hereof and shall continue to be eligible for all employee benefits for which he is eligible on the date hereof through the Retirement Date. During the period from the date hereof until the Retirement Date, Executive shall assist with the transition of his duties and responsibilities as requested. (c) For the purposes of this Agreement, (i) “Cause” shall mean (A) Executive’s willful misconduct, which, in the good faith judgment of the Company, has caused or is reasonably expected to result in material injury to the business performance or business reputation of the Company, (B) Executive’s willful failure to perform his material duties and responsibilities to the Company, (C) knowing breach of Executive’s material obligations under this Agreement or any of the Company’s material written policies or procedures, including, but not limited

2 to, the Company’s Code of Conduct and its written policies and procedures regarding sexual harassment, computer access and insider trading, (D) Executive’s commission of an act of fraud or embezzlement, (E) Executive’s breach of any fiduciary duty owed to the Company, (F) Executive’s conviction of, or plea of guilty or nolo contendere to, (x) any felony or (y) with respect to his employment, any misdemeanor that is materially injurious to the Company, in each case (A) through (F), as determined by the Company, after a reasonable and good faith investigation, which determination shall be conclusive; provided, however, that Cause shall not exist under any of the events listed in (A) through (F) unless the Company gives written notice to Executive where such notice describes with particularity the alleged acts at issue and has given Executive the opportunity to be heard at a meeting of the Company, with counsel, and the Company provides Executive with a summary of its findings. 2. Executive acknowledges that he shall not be entitled to receive any of the consideration in this Paragraph 2 until after he executes this Agreement and does not revoke such execution as provided for in Paragraphs 7(b) and 7(c) of this Agreement or is terminated prior to the Retirement Date for Cause. Executive further acknowledges that the consideration outlined in this Paragraph 2(c)(d)(e) and (f) is consideration that he would not otherwise be entitled to, but for his execution of this Agreement and Release. Executive shall receive the following: (a) Executive will remain eligible for an award under the Company’s Annual Incentive Plan (“AIP”) based on the Company’s performance for fiscal year 2022, payable upon the same terms as all other participants in the Annual Incentive Plan. The Company will pay the Executive at the same time as awards are payable to all employees under the Company’s AIP for fiscal year 2022, but no later than June 3, 2022. Executive shall receive no less than 100% on his strategic goals for AIP. Executive’s fiscal year 2022 AIP payout at target is $225,000, although actual payout will vary based on Company performance. (b) All Company options and all forms of restricted shares or Units (e.g., RSUs, PSUs) granted to Executive, to the extent that they are not vested on or by June 3, 2022, excluding the FY22 grant which vests automatically on the Retirement Date, shall be forfeited at the close of business on this date, including FY20 and FY21 RSUs, FY20 and FY21 Options and FY21 PSUs. All Options granted to Executive, to the extent they have not otherwise expired, will continue to be, and become exercisable as if Executive continued to be employed by the Company and shall expire on the fifth (5th) anniversary of the Retirement Date at the close of business. Notwithstanding the foregoing, no Options shall be exercisable after the expiration of its original term. It is further acknowledged that the Company and Executive have mutually waived Executive’s notice requirement prior to his date of retirement. (c) Following the Retirement Date, the Executive and his eligible dependents will be eligible for coverage under a Company’s group health plan under COBRA if they are enrolled in the group health plan on the day before the Executive’s Retirement Date and are otherwise eligible for COBRA. The Company agrees to pay Executive’s COBRA payments for Twelve Months (12 months) from the Retirement Date, including medical ($1,606.49), dental ($84.54) and vision ($7.19) totaling $1,698.22 per month. The Company will set up a subsidy with the COBRA administrator (Health Equity) and make the payments direct on behalf of Executive. The Company acknowledges the COBRA subsidy could change effective January

3 2023 and will cover any increases in coverage payments. The Company reserves the right to modify or discontinue the COBRA subsidy to the extent the Company deems it necessary to comply with applicable law or Executive obtains medical, dental and/or vision coverage under a third-party health plan. (d) The Company will pay Executive a one-time lump sum payment of Ten Thousand Dollars ($10,000) on the Retirement Date for outplacement services. (e) The Company will make a one-time payment to the Executive in the amount of Two Hundred Twenty-four Thousand Six Hundred Seventy-Six Dollars ($274,676), in lieu of the FY20 and FY21 RSUs and Options forfeitures, in two equal installments, the first installment on the Retirement Date, the second installment payable on January 6, 2023, provided Executive is in good standing with the terms of this Agreement. (f) The Company will make a one-time payment to Executive on the Retirement Date in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000). (g) Executive may retain his Company-issued laptop (including, docking station, keyboard, monitors, and mouse), with the understanding that all Company-related information will be deleted from such devices. (h) 288 hours ($51,923) of accrued vacation through the Retirement Date, less any vacation taken between March 31, 2022, and the Retirement Date, to be trued up prior to payment. 3. All payments required to be made by the Company hereunder to the Executive will be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. 4. As a material inducement for the Company to enter into this Agreement and in exchange for the consideration set forth in Paragraph 2 of this Agreement, the Executive hereby RELEASES and DISCHARGES the Company and its subsidiaries, affiliates and parent companies, successors and assigns and their present and former owners, officers, directors, representatives, managers, supervisors, agents, stockholders, employee benefit plan fiduciaries, and current and former employees in their individual and representative capacities to the full extent permitted by law, as well as any parent companies’ subsidiaries, affiliates, successors and assigns and their present and former owners, officers, directors, representatives, managers, supervisors, agents, stockholders, employee benefit plan fiduciaries, and current and former employees in their individual and representative capacities to the full extent permitted by law (collectively all of the above is referred to hereinafter as the “Releasees”), from all actions, causes of action, suits, charges, claims, and complaints that Executive has or may have against the Releasees, relating to acts, occurrences, or events arising on or before the date of this Agreement, including all claims involving the continuing effects of such acts, occurrences, or events, whether known or unknown, asserted or unasserted. Executive acknowledges that such release includes, to the full extent permitted by law, all rights and claims relating to his employment with the Company, and/or his Retirement from such employment, whether before courts, administrative agencies, or other forums whomever situated, including, but not limited to, the following:

4 (i) claims arising out of any oral or written contract of employment, express or implied, or any oral or written agreement, express or implied, or any claim of promissory estoppel, (ii) claims of discrimination, harassment and/or retaliation of any type or on any basis under Federal, State or local law, regulation, ordinance or order including, but not limited to: claims under Title VII of the Civil Rights Act of 1964 (“Title VII”); claims under the Civil Rights Act of 1866; claims under the Americans With Disabilities Act (“ADA”); claims under the Equal Pay Act, as amended (“EPA”); claims under 42 U.S.C. §1981, as amended; claims under the Employee Retirement Income Security Act of 1974, as amended; claims under Executive Order 11246; claims under the Vietnam-Era Veterans’ Readjustment Assistance Act of 1974, as amended; claims under the Rehabilitation Act of 1973, as amended; claims under the Immigration and Nationality Act, as amended; claims under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended; claims under the National Labor Relations Act, as amended; claims under the Worker Adjustment Retraining and Notification Act; claims under Section 806 of the Sarbanes-Oxley Act of 2002, as amended; claims under the Family and Medical Leave Act of 1993, as amended; claims under the Genetic Information Nondiscrimination Act of 2008; claims under the New York State Human Rights Law; claims under the New York State Worker Adjustment and Retraining Notification Act, as amended; and all other claims of discrimination, harassment or retaliation of any type or on any basis; (iii) any other claims arising out of or under any federal, state, or local law, rule, regulation, constitution, executive order or guideline of any description, as amended, including, but not limited to, those laws described above, or any rule or principle of equity or common law, or any claim relating to the payment of wages or benefits, any claim of wrongful discharge, defamation, or any other intentional or unintentional tort, or any claim of loss of consortium, or any claim of negligent performance of contractual obligations, breach of the covenant of good faith and fair dealing, or tortious interference with business and/or contractual relationship (or prospective relationship), or any claimed violation of the penal statutes, or any whistleblower or retaliatory discharge claim or any claim of denial of substantive or procedural Due Process or Equal Protection; (iv) any other claim of any type relating to Executive’s employment by with Company or to wages or benefits payable to Executive arising out of same; and (v) any claim for attorneys' fees and costs. (b) As a material inducement for the Company to enter into this Agreement and in exchange for the consideration contained in Paragraph 2, the Executive hereby RELEASES and DISCHARGES the Releasees to the full extent permitted by law from all rights and claims relating to his employment with the Company, including any and all claims of discrimination, harassment and/or retaliation, whether before courts, administrative agencies, or other forums wherever situated under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers’ Benefit Protection Act of 1990, and all associated claims for attorneys’ fees.

5 (c) Executive agrees that the Release set forth in this Paragraph 4 includes, but is not limited to, a waiver, discharge and release by the Employee of the Company and other Releasees from any damages or relief of whatever nature or description, including, but not limited to, compensatory, liquidated and punitive damages and equitable forms of relief, as well as any claim for attorneys’ fees or costs, which may arise from any of the claims waived, discharged or released. Employee agrees that the Release set forth in this Paragraph 4 may be enforced in any court, federal, state, or local, and before any administrative agency or body, federal, state, or local. 5. Executive acknowledges that he has not heretofore filed any claims against the Releasees in a court of law or with an administrative agency. Except as otherwise provided in this Agreement, Executive agrees not to commence or continue any action or proceeding in any court, federal, State, or local, concerning Executive’s employment with the Company or any other matters included in the Release set forth in Paragraph 4 of this Agreement or any claim waived and released in the Release set forth in Paragraph 4 of this Agreement. Executive also agrees, except as otherwise provided in this Agreement, that if a claim or anything else included in the Release set forth in Paragraph 4 of this Agreement should be prosecuted in his name before any court or administrative agency, he waives and agrees not to take any award of money or other damages. 6. Executive understands that the Company makes no representation regarding the tax consequences or liability arising from any payments under this Agreement. Executive understands and agrees that he will be responsible for any and all income tax liability which may be due or become due on any part of the payments made hereunder and that he will pay any such taxes that may be due or become due. The Company has no monetary liability or obligation regarding payment whatsoever and Executive agrees to bear all tax consequences, if any, attendant to the payment to him of the amounts hereunder. Executive further agrees to indemnify the Company against and hold the Company harmless from any and all liability for income taxes imposed by any federal, state, or local taxing authority, as well as liability for any fines, penalties and interest which may be imposed on the Company on the payments hereunder, in the event of such determination by any taxing authority. In the event the Company receives written notice that any claim or assessment for taxes, withholding obligations, penalties and/or interest arising out of this Agreement are being or will be made against the Company, the Company shall promptly, after receipt of such written notice, notify Executive by letter sent to his appointed counsel or to Executive directly in the event he is not represented by counsel. 7. Executive acknowledges and agrees, in accordance with the terms of the ADEA, as amended by the Older Workers Benefit Protection Act, that: (a) Prior to the execution of this Agreement, he was advised separately and in writing to seek the advice and counsel of an attorney regarding the contents of this Agreement. Executive further acknowledges that he has consulted with an attorney and/or has been given every opportunity to so consult one, and that he has entered into this Agreement knowingly, voluntarily and of his own free will, without any fraud, duress, coercion, or any undue influence from any person or entity, including, but not limited to, the Company, any Releasee or any of their representatives including their attorneys.

6 (b) He has been given more than twenty-one (21) days in which to consider the terms of this Agreement. To the extent Executive desires to execute this Agreement prior to the conclusion of the twenty-one (21) day period, Executive acknowledges that he will only do so in a knowing and voluntary manner and of his own free will and on advice of counsel. (c) This Agreement may be revoked by Executive within seven (7) days after the date this Agreement is signed by Executive, by giving notice of revocation to Alan Korman, S.V.P. Corporate Development, General Counsel & Secretary. This Agreement shall not become effective or enforceable until the revocation period has expired and none of the payments provided, or benefits described in Paragraph 2 of this Agreement shall be made or provided until after the revocation period has expired with no revocation. (d) Executive is receiving payment and other consideration (as outlined in Paragraph 2 of this Agreement) from the Company that he would not otherwise be entitled to. 8. Notwithstanding any other provision of this Agreement, nothing shall preclude Executive from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) under Title VII, the ADEA, ADA or EPA or testifying, assisting, or participating in any manner in an EEOC investigation, hearing or proceeding. Provided further, however, that Executive acknowledges that he has waived any right to personal recovery of money or personal relief under Title VII, the ADEA, ADA and EPA. Executive further agrees that if any such claim is prosecuted in his name before any court or administrative agency, he waives, and agrees not to take any award of money or other damages from such suit. 9. Executive intends this Agreement to be binding upon him, his estate, heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Company and any of the Releasees and each of them, and to their successors and assigns. 10. Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim, or any portion of this Agreement. 11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions, as well as the laws of the United States of America. The language of all parts of this Agreement shall in all cases be construed as a whole and according to its fair meaning. In the event that any provision of this Agreement is found invalid or unenforceable under law, that shall not affect the validity or enforceability of the remaining provisions and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The parties consent and agree to the exclusive jurisdiction of the federal and state courts located in Erie County, State of New York. 12. Any additions, changes or modifications to this Agreement are only effective if stated in writing by the General Counsel of the Company and duly executed by the General Counsel and the Executive. 13. Executive, before signing, both by himself and through his attorney had an opportunity to discuss the terms of this Agreement with appropriate officials of the Company, and Executive represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company, or any of the Releasees or

7 their agents, representatives or attorneys with regard to the subject matter, basis, content or effect of this Agreement or otherwise. This Agreement represents a complete and entire understanding of the terms and conditions of Executive’s retirement from employment and any prior conduct, course of dealing, or verbal or written agreements are merged herein. 14. This Agreement shall not in any way be construed as an admission by the Company of any acts of wrongdoing whatsoever against Executive or any other person, and the Company specifically disclaims any liability to Executive or any other person, on the part of itself, its parent, affiliates, its officers, employees, agents, or others. 15. Executive and his attorney, if any, covenant and agree that they will hereafter keep the specifics of the negotiations concerning this Agreement, the terms of this Agreement itself, and the amounts paid to Executive COMPLETELY CONFIDENTIAL to any persons other than Executive’s attorneys and law firm personnel, Executive’s lawful spouse, accountants and/or tax advisors, each of whom the Executive must advise of this confidentiality provision and from each of whom Executive will obtain an agreement to adhere to this confidentiality provision. Nothing contained in this Agreement shall be deemed to restrict or prohibit Executive from responding to or complying with any lawful subpoena or process of law or providing a prospective employer with the terms of Paragraphs 18 (non-solicitation) and 19 (non-compete) hereunder. Executive agrees to personally notify and also authorizes his attorney to notify the Company in writing within three (3) business days of receipt (by either Executive or by Executive’s attorneys) of any subpoena, process of law or other request seeking to discover any information giving rise to the instant Agreement, including, but not limited to, a copy of this Agreement and will permit the Company, alone or through its designated representative, to review and investigate and, if necessary, move to quash such subpoena or document request prior to any production purportedly mandated by such document. Nothing in this agreement shall limit, impede, or preclude executive from making any disclosures pursuant to any required government filing; in response to any governmental inquire, audit or investigation, or as required by law. 16. In conjunction with the execution of this Agreement and for the consideration provided in Paragraph 2 of this Agreement, Executive further agrees: (a) To take no action and make no statement which is inconsistent with his obligations contained in this Agreement, (b) On or prior to the Retirement Date, Executive will return all of the Company’s property. Such property includes, but is not limited to, the original and any copies of any Confidential Information or trade secrets, PDAs, keys, pass cards, building identity cards, , corporate credit cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to the Company and its business. Notwithstanding the foregoing, Executive may retain his Company-issued laptop and tablet with the understanding that all Company-related information will be deleted from such devices. (c) To abide by his continuing obligations of confidentiality under the Company’s policies and pursuant to statutory and common law, which require, among other things, Executive not to use or disclose any confidential or proprietary information of the Company; and

8 (d) To abide by all other agreements and policies that he had agreed to and/or had executed previously, to the extent that the terms of such are not inconsistent with this Agreement. 17. The Company’s waiver of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company. 18. During Executive's employment by the Company and for a period of one (1) year following the Retirement Date, Executive will not, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any other "person" (which, for purposes of this subsection, shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof), (1) hire or attempt to hire any employee of the Company or any affiliate of the Company or any person who was an employee of the Company or any affiliate of the Company at any time during the twelve months immediately prior to the termination of Executive's employment with the Company, assist in such hiring by any other person, encourage any such employee to terminate his relationship with the Company or any affiliate of the Company; (2) directly or indirectly, request or cause customers, suppliers or other parties with whom the Company or any of its affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its affiliates; and (3) solicit from a customer of the Company or its affiliates any business which is competing with or related to the business of the Company or its affiliates, or with the products or services of the Company or its affiliates. Upon request by Executive, the Company agrees to consider waiving Paragraph 18(1) at its sole discretion. 19. During his employment with the Company and for a period of one (1) year after the Retirement Date, the Executive agrees that he will not (i) be employed or engaged as a contractor, employee, director, manager, officer, trustee, consultant or advisor or otherwise provide services or advice to or on behalf of or participate in the management or control of, (ii) have an economic or other interest in, directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, stockholder, member, capital investor, lender or similar capacity (other than equity interests in publicly held companies in which Executive owns less than a 1% voting interest), or (iii) lend his name or reputation to be used in connection with, or otherwise participate in or make available his skill, knowledge or experience to be used in connection with, any hoist, crane or rigging company. Appendix A is indicative only and is a non-exhaustive list of companies that compete with the Company’s hoist & rigging business. The Company agrees to consider waiving this Paragraph 19, at its sole discretion, should Executive bring forward a company for consideration and request relief from this Paragraph 19. The “Restricted Territory” means anywhere in the United States, LATAM, Canada, and Europe. 20. If any of the provisions or covenants contained in paragraph 18 or 19 of this Agreement are determined by a court of law to be unenforceable because of the duration or geographic scope thereof, the court making such determination shall have the power to reduce the duration and/or geographic scope of the provision or covenant, and the provision or covenant in its reduced form shall be enforceable.

9 21. Executive will not at any time following the date of this Agreement disparage the Company. The Company will not, at any time following the date of this Agreement, disparage the Executive. Nothing in this Section will be construed to limit the ability of Executive or the Company’s officers or members of its Board of Directors to give truthful testimony pursuant to valid legal process, including but not limited to, a subpoena, court order or a government investigative matter. The Company will not challenge, appeal, or respond to any unemployment filing made by the Executive. It is further understood that none of the payments made to Executive hereunder constitute wages for services rendered or wages attributed to any specific weeks of employment. The Executives termination is not due to misconduct or substantial fault. 22. Executive agrees that all terms and conditions of this Agreement applicable to any non-qualified deferred compensation shall be construed to be in accordance with Section 409A of the Internal Revenue Code and any non-compliant terms shall be amended, voided and/or reformed to the extent necessary to comply with Section 409A. 23. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions. 24. As used in this Agreement, the singular or plural shall be deemed to include the other whenever the context so indicates or requires. Similarly, references to the male or female gender shall be deemed to include, supplant, or replace the other whenever the context so indicates or requires. 25. This Agreement may be executed through the use of separate signature pages in multiple originals and in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement, binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. The parties shall exchange original signed Agreements as soon as practicable following delivery and execution as aforesaid. Notwithstanding any other provision, this Agreement shall not be considered to form a binding contract until it has been signed by both parties hereto, within the timeframes provided for herein, and the revocation period provided for in Paragraph 7(c) has expired. 26. In connection with Executive’s employment by the Company, the Company has provided and continues to provide Executive with, and/or Executive has developed and has access to during the scope of his employment, certain confidential and/or proprietary information developed by or regarding the Company and/or used in the business, in written or unwritten format, in electronic form or otherwise, including, but not limited to, all or any portion of the following: (i) files, records, data, forms, manuals, reports, letters, memorandum documents and work papers; (ii) strategic planning related matters; (iii) information regarding the abilities and expertise of the Company; (iv) research, designs and development pertaining to services, operations and the business of the Company; (v) strategic data, development plans, business plans, future plans and potential strategies, including, tax and estate planning strategies; (vi) trade secrets, recipes, know- how, computer software (including programs, applications, models and manuals); (vii) tax returns and other filings with federal, state and local tax authorities; and (viii) documents and filings relating to litigation and arbitration matters (“Confidential Information”). Confidential Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by Executive or its representatives in violation of this

10 Agreement. Executive agrees that Confidential Information will be used solely in connection with, and in the scope of, Executive’s employment by the Company, and will be kept strictly confidential. Executive shall not disclose any Confidential Information to any person or entity in any manner whatsoever. All Confidential Information is and shall remain the exclusive property of the Company. At the Company’s written request, Executive shall return or destroy all Confidential Information, including, without limitation, all documents, and materials, whether in printed or electronic form, that contain Confidential Information (including those prepared by or for Executive). Executive shall certify in writing, at the Company’s written request, that Executive has destroyed all material of any type or format containing or reflecting any Confidential Information, and will not retain any copies, extracts, or other reproductions, in whole or in part, of such material except as is required by law. The destruction of any such material shall not relieve Executive of its confidentiality obligations under this Agreement. 27. Following the Retirement Date for a period of six months, at the request of the Company, the Executive agrees to reasonably cooperate with respect to matters involving the Company about which the Executive has or may have personal knowledge, including any such matters which may arise after the Retirement Date, not to exceed five (5) hours in any given month following the Retirement Date. The Company will reimburse Executive for any out-of-pocket expenses incurred as a result of such cooperation. If Executive’s cooperation exceeds said five (5) hours in any given month, Executive will be compensated for his time above five (5) hours at a rate of $100/hr. 28. It is recognized and acknowledged by Executive that a breach of one or more of the covenants contained herein will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, Executive agrees that in the event of a breach or threatened breach of any of the covenants contained herein, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to seek injunctive relief and specific performance to prevent or prohibit such breach. Executive agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. 29. Effective as of the Retirement Date, unless otherwise requested by the Company in writing, Executive will, automatically and without further action on his part or any other person or entity, resign from all offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and committees of the Company, its subsidiaries, and affiliates. Executive will execute and deliver to the Company any such further documents and instruments as may be reasonably necessary or appropriate to carry out the intent of this Paragraph 29. If any payment or benefit due under this Agreement, together with all other payments and benefits that Executive receives or is entitled to receive from the Company or any of its subsidiaries, Affiliates or related entities, would (if paid or provided) constitute an excess parachute payment for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts otherwise payable and benefits otherwise due under this Agreement will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of

11 benefits, notwithstanding that all or some portion of such benefits may be subject to the excise tax imposed under Section 4999 of the Code. In the event that the payments and/or benefits are to be reduced pursuant to this Paragraph 30, such payments and benefits shall be reduced such that the reduction of cash compensation to be provided to the Executive as a result of this Paragraph 29 is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero. All determinations required to be made under this Paragraph 30 shall be made by the Company’s independent public accounting firm, or by another advisor mutually agreed to by the parties, which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a payment or benefit subject to this Section 10, or such earlier time as is requested by the Company. Notwithstanding any other provisions in this Agreement to the contrary, any incentive- based compensation, or any other compensation, paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any Company policy, law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Company policy, law, government regulation or stock exchange listing requirement.

12 IN WITNESS WHEREOF, each of the parties hereto has duly executed this Retirement Agreement as of the date and year first set forth above. COLUMBUS McKINNON CORPORATION EXECUTIVE: David J. Wilson

13 APPENDIX A. ILLUSTRATIVE HOIST, CRANE AND RIGGING, COMPANIES. THIS LIST IS INDICATIVE ONLY AND NON-EXHAUSTIVE KONECRANES AND SUBSIDIARIES, INLCUDING DEMAG, R&M MATERIAL HANDLING KITO AND SUBSIDIARIES, INLCUDING HARRINGTON HOISTS INGERSOLL RAND ILLINOIS TOOL WORKS CRANE DEPOT HOISTS DIRECT CROSBY ACCO TEREX GORBEL LIFTKET TRACTEL LIFTING GEAR HIRE JET LIFT-ALL DAVID ROUND THERN ELECTROLIFT ELECTROMECH DETROIT HOIST